Exhibit 99.1

For Immediate Release

CONTACTS:

Elixir Gaming Technologies

Traci Mangini, SVP Corporate Finance

702/617-4741

ELIXIR GAMING ENTERS INTO AGREEMENT WITH NAGAWORLD LIMITED

TO PLACE AND OPERATE AN ADDITIONAL 200 GAMING MACHINES

ON A PARTICIPATION BASIS AT NAGAWORLD

- Elixir Gaming Improves Liquidity and Financial Flexibility Through Deferment of Note Repayments to Elixir International -

Hong Kong – July 27, 2009 - Elixir Gaming Technologies, Inc. (NYSE Amex: EGT) (“Elixir Gaming” or “the Company”), a provider of gaming technology solutions to the Pan-Asian gaming industry, announced today that it has entered into a contract with NagaWorld Limited (“NagaWorld”), a wholly owned subsidiary of the Hong Kong listed NagaCorp Ltd. (HKSE:3918), to place an additional 200 electronic gaming machines on a participation basis at its NagaWorld casino resort with the option to place a further maximum of 200 machines by the end of the year.  Elixir Gaming currently operates 237 machines at Premier Club at NagaWorld, which have been achieving average win per unit per day (WUD) of over $200 during May, June, and month to date in July. NagaWorld is a five-star hotel luxury casino resort in Cambodia and is the only licensed full service casino in and around the capital city of Phnom Penh.

Clarence Chung, Chairman and Chief Executive Officer of the Company, commented, “We are pleased to work with NagaWorld to expand its slot floor operations and to further strengthen our existing relationship with such a well-established gaming operator with a proven track record of operating excellence, deep industry experience, and extensive local market knowledge. Given NagaWorld’s position as the exclusive casino license holder in the Phnom Penh area and our demonstrated success at Premier Club at NagaWorld, we feel confident that we can continue to drive strong growth in participation revenues with these additional placements.”

Under the terms of the agreement, Elixir Gaming will place 200 electronic gaming machines (“Additional Machines”) in a prescribed area of NagaWorld’s public casino floor of the casino wing and will share in the gross revenue generated by each of these machines. Elixir Gaming and NagaWorld will have joint control over the operation of the electronic gaming machines, including floor staff and respective audit rights. Elixir Gaming and NagaWorld will share the revenue and certain operating costs, such as marketing and floor staff, at a 20% / 80% split, respectively. Elixir Gaming anticipates the Additional Machines, which will be predominantly sourced from the Company’s existing inventory, to be in operation within the third quarter.

-more -

In consideration for placement of the Additional Machines, Elixir Gaming shall pay a commitment fee of $5.84 million to NagaWorld.  Elixir Gaming will be entitled to 100% of the WUD from the Additional Machines until it has received the total accumulated WUD of $7.3 million (the commitment fee plus Elixir Gaming’s 20% share of the WUD). Revenues from the Additional Machines will be settled and collected daily by Elixir Gaming.

Also today, the Company announced that it has entered into an agreement with Elixir International (ELI), a wholly-owned subsidiary of Elixir Group, to amend the unsecured promissory note issued by the Company in April 2008 and as amended in November 2008 to Elixir International.

Under the amended note terms, which are to be effective as of July 1, 2009, Elixir Gaming will defer the repayment of principal and interest on the outstanding principal balance of the note of $9.2 million until July 2010. Interest at the previous rate of 5% will continue to accrue.  These terms provide cash flow benefits to Elixir Gaming by reducing cash outlays approximately $1.6 million per quarter until July 2010 and improve financial flexibility enabling the Company to pursue high-potential growth opportunities, such as the NagaWorld expansion.

In July 2010, Elixir Gaming will resume equal monthly payments to ELI to repay the remaining principal and interest over an 18-month period. Depending on the available financial resources of the Company, Elixir Gaming may also prepay all or any part of the outstanding amounts under the convertible note at any time before note maturity date.

Under the previous note terms as amended in November 2008, Elixir Gaming was required to repay the outstanding principal balance under the note, which at that time was $12.1 million, in equal monthly installments of approximately $529,000 for the 24-month period beginning January 2009.

Clarence Chung, Chairman and Chief Executive Officer of the Company, concluded, “We appreciate the efforts of our largest shareholder, Elixir Group, and its subsidiary, Elixir International, in working to effect this agreement, which we believe demonstrates their continued support of the Company and creates immediate value for our shareholders. Our ability to defer principal and interest payments provides us strong cash flow benefits and improved financial flexibility.  This enables the Company to capitalize on exciting growth opportunities, such as the expansion of our slot operations at NagaWorld, which we expect will be strong contributors to future cash flow.”

About Elixir Gaming Technologies, Inc.

Elixir Gaming Technologies, Inc. (NYSE Amex: EGT) is a provider of gaming technology solutions.  The Company secures long-term contracts to provide comprehensive turn-key solutions to 3, 4, and 5 star hotels and other well-located venues in Asia that seek to offer casino gaming products.  The Company retains ownership of the gaming machines and systems and receives recurring daily fees based on an agreed upon percentage of the net gaming win per machine and provides on-site maintenance.  The Company has established a strategic presence in the Asia Pacific region with a focus on the Philippines and Cambodia markets.  For more information please visit www.elixirgaming.com.

About NagaCorp Ltd.

NagaCorp Ltd. (3918.HK) operates NagaWorld, the only licensed 5-Star Hotel Casino Resort in Phnom Penh, the capital of Cambodia. NagaCorp holds a casino license issued by the Royal Government of Cambodia, which gives the company the rights to operate the casino for 70 years commencing January 1995 with 41 years exclusivity within a 200 kilometer radius of Phnom Phen (except the Cambodia-Vietnam boarder area, Bokor, Kirirom Mountains, and Sihanoukville.) One of Cambodia’s most popular tourist destinations, NagaWorld currently has, among others, 508 rooms, 176 table games, a premium meeting, incentive travel, convention, and exhibition (MICE) facility, a retail shopping area, a collection of restaurants and bars, a karaoke lounge, and a spa. NagaCorp Ltd. is incorporated in Cayman Islands with limited liability and its securities are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

Forward Looking Statements

This press release contains forward-looking statements concerning Elixir Gaming, Elixir Group and Elixir International within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Those forward-looking statements include statements regarding expectations for the business of Elixir Gaming, its working capital requirements and future revenue and profitability.  Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, risks related to Elixir Gaming’s inability to place gaming machines at significant levels, whether the gaming machines placed generate the expected amount of net-win, the ability of Elixir Gaming to acquire additional capital as and when needed, the ability of Elixir Gaming to collect revenue and protect its assets and those other risks set forth in Elixir Gaming’s annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 and our Form 10-Q for the three months ended March 31, 2009 filed on May 15, 2009.  Elixir Gaming cautions readers not to place undue reliance on any forward-looking statements.  Elixir Gaming does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

# # #